ROSEVILLE COMMUNICATIONS COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

  The Annual Meeting of Shareholders of Roseville Communications Company (hereinafter called the Company) will be held at the Company's Industrial Avenue Facility, 8150 Industrial Avenue, Building A, Roseville, California, on Friday, June 19, 1998 at 8:00 o'clock P.M., for the following purposes:

    1. To elect a Board of six (6) Directors; and

    2. To transact such other business as may properly come before the meeting.

  Only shareholders of record on the books of the Company as of 5:00 o'clock P.M., April 24, 1998 will be entitled to vote at the meeting or any adjournment thereof.

                                       By Order Of The Board Of Directors

                                       /s/ Thomas E. Doyle
                                         Thomas E. Doyle
                                            Secretary

  SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

Roseville, California, April 28, 1998.

                        ROSEVILLE COMMUNICATIONS COMPANY

                                  P.O. BOX 969

                               211 LINCOLN STREET

                           ROSEVILLE, CALIFORNIA 95678

                                 APRIL 28, 1998

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Roseville Communications Company (hereinafter called the Company) to be used at the Annual Meeting of Shareholders on June 19, 1998, or any adjournment thereof, for the purposes set forth in the foregoing notice. Any shareholder may revoke his or her proxy at any time prior to its use by written communication to the Secretary of the Company or by attendance at the Annual Meeting and voting in person.

  The approximate date of mailing to shareholders of Notice of Annual Meeting and this Proxy Statement is April 28, 1998.

                                VOTING SECURITIES

  The Company has only one class of voting security, its Common Stock, entitled to one vote per share and, as explained below, to cumulative voting in the election of Directors. Only shareholders of record at 5:00 o'clock P.M. on April 24, 1998, will be entitled to vote at the Annual Meeting. As of the close of business on February 28, 1998, there were 15,815,230 shares of the Company's Common Stock outstanding. On February 28, 1998, no person was known by the Company to be the beneficial owner of more than five percent of its issued and outstanding Common Stock, except as follows:


                                            AMOUNT AND NATURE        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER      OF BENEFICIAL OWNERSHIP      CLASS
------------------------------------      -----------------------    ----------
Roseville Telephone Company Retirement
  Supplement Plan                              1,735,547(1)             11.0%
P.O. Box 969
Roseville, California 95678
__________

(1)    Shared voting and investment power.

  Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

  In voting for Directors, each shareholder is entitled to vote his shares for as many persons as there may be Directors to be elected, to accumulate his votes and give one nominee votes equal to the number of Directors multiplied by the number of shares of stock owned by him or to distribute his votes upon the same principle among as many nominees as he thinks fit. The six candidates for election as Directors at the Annual Meeting of Shareholders who receive the highest number of affirmative votes will be elected. The approval of any other matters submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company present or represented and entitled to vote at the meeting.

                              ELECTION OF DIRECTORS

  The following persons are nominees for Director to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and shall qualify. The nominees constitute the present Board of Directors, five of whom were elected at the last Annual Meeting of Shareholders of the Company. Jon
S. Kelly was elected to the Board of Directors on January 29, 1998. During 1997, the Board of Directors held twelve regular meetings. The Company's Board of Directors has no standing audit or nominating Committee. In 1994 the Board of Directors established a Compensation Committee, comprised of independent Directors, whose functions include the review of and recommendations with respect to officer compensation, the review of officer performance and consideration of benefit issues generally. The Compensation Committee members are John R. Roberts III, who serves as Chairman, Ralph E. Hoeper and Jon S. Kelly. During 1997, the Compensation Committee held two meetings. Each Director serving in 1997 attended at least 75 percent of the Board Meetings and meetings of the committee of which he is a member.

  Shares represented by the proxy will be voted and the proxies will vote for the election of all the nominees to the Board of Directors, except to the extent that authority to vote for particular nominees has been withheld. If any person is unable or unwilling to serve as a nominee for the office of Director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of the nominees will be unable to serve if elected a Director. The present Directors and Officers (consisting of ten individuals) beneficially owned, as of February 28, 1998, an aggregate 841,502 shares, or 5.3% of the Company's Common Stock. In respect to the nominees and all the Directors and Officers as a group, the following information is furnished as of February 28, 1998.


                                                              Shares of
                           PRINCIPAL OCCUPATION AND            COMPANY   PERCENT
                             BUSINESS EXPERIENCE    DIRECTOR BENEFICIALLY  OF
NAME                  AGE     FOR PAST FIVE YEARS     SINCE    OWNED(1)   CLASS
----                  ---  ------------------------ -------- ------------ -----
Robert L. Doyle(2)      79  Chairman of the Board of  1954      326,980    2.1%
                             Directors of the
                             Company; President and
                             Chief Executive Officer
                             of the Company from
                             1954 to 1993.
Brian H. Strom(3)       55  President and Chief       1993      15,765      *
                             Executive Officer of
                             the Company (since
                             December 1993);  Vice
                             President and Chief
                             Financial Officer of
                             the Company from 1989
                             to 1993.
Thomas E. Doyle(2)      69  Vice President (since     1951     303,259    1.9%
                             1972) and Secretary-
                             Treasurer (since 1965)
                             of the Company;
                             Chairman of the Board,
                             Placer Savings Bank,
                             Auburn, California.
Ralph E. Hoeper(4)      73  President, Foresthill     1987      47,381      *
                             Telephone Company,
                             Foresthill, California.
John R. Roberts III(4)  46  Executive Director        1993      13,094      *
                             (since 1990),
                             California Rice
                             Industry Association;
                             Director, Meta
                             Information Services,
                             Inc., Sacramento,
                             California.
Jon S. Kelly(4)(5)      61  Partner, Kelly            1998      115,725    *
                             Broadcasting Co.,
                             Sacramento, California;
                             Chairman, River City
                             Bank, Sacramento,
                             California.
All Directors and
Officers as a
group (10 persons)                                              841,502  5.3%
__________

*   Less than 1.0%.

(1) Each beneficial owner has shared voting and investment power unless otherwise noted.

(2) Robert L. Doyle and Thomas E. Doyle are brothers.

(3) Included in Brian H. Strom's share ownership figure are 7,688 shares in respect of which he has sole voting and investment power.

(4) Ralph E. Hoeper, John R. Roberts III and Jon S. Kelly serve on the Compensation Committee.

(5) Included in Jon S. Kelly's share ownership figure are 115,725 shares in respect of which he has sole voting and investment power.

Compensation of Directors

  All Directors other than Robert L. Doyle and Brian H. Strom were compensated by a fee of $1,000 per month and $500 for each Board and Committee meeting they attended in 1997.

Transaction with Director

  The Company's wholly-owned subsidiary Roseville PCS, Inc., is the manager of and has an approximate 89% interest in West Coast PCS LLC ("West Coast"), the other approximate 11% of which is owned by Foresthill Telephone Company. Ralph
E. Hoeper, a Director of the Company, is the President and owner of Foresthill Telephone Company. West Coast has acquired four Personal Communications Services
(PCS) licenses to offer PCS services to areas located in central California including Sacramento, Stockton, Modesto and Yuba City. The Operating Agreement of West Coast, which was authorized by the disinterested members of the Company's Board of Directors, requires contributions to West Coast commensurate with each participant's ownership interest.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee Concerning Compensation

  In 1994, the Board of Directors established a Compensation Committee of independent Directors comprised of John R. Roberts III, who currently serves as Chairman, and Ralph E. Hoeper. Jon S. Kelly, who was elected to the Board of Directors on January 29, 1998, was also elected to the Compensation Committee on the same date. As a result of his recent election to the Compensation Committee, Mr. Kelly did not participate in the preparation of this report.

  The Compensation Committee has assumed the responsibility of reviewing and recommending a compensation program for the Company's officers. Previously such responsibility was held by the entire Board of Directors. The measures of performance used by the Compensation Committee in 1997 included:

    (i) operational goals, financial performance and the achievement of stockholder value, together with each officer's individual effectiveness in reaching those goals and achieving desirable financial performance and shareholder value;

    (ii) the skill levels and duties of the Company's officers, including the limited number of officers and the resulting determination of increased responsibilities for the Company's officers in relation to other companies;

    (iii) the compensation earned by officers of other telephone and telecommunications companies; and

    (iv) officer compensation at general industry companies of similar size to the Company within the Sacramento, California metropolitan area and in other areas of the United States with comparable cost-of-living and compensation levels.

  The Compensation Committee also realizes the significance of the distinctions between the compensation policy at the Company and at other companies, both within and outside the telecommunications industry. Most importantly, substantially all of the officers' compensation is derived from base salary. Compensation incentives utilized at other companies, such as stock options, have never been adopted by the Company. Only in 1996 and 1997 did the Company award bonuses to executive officers in recognition of their services and contributions to the Company during those fiscal years.

  In addition, the Compensation Committee received the assistance of independent consulting firms specializing in compensation matters which prepared reports in 1995, 1996 and 1997 with respect to the Company's compensation policies and related matters. The engagement of the independent consultants was implemented in furtherance of the Compensation Committee's goal to provide compensation opportunities that attract, motivate and retain the most qualified officers who can contribute to the long-term performance and growth of the Company. Compensation for the Company's executive officers was largely determined with reference to the information provided in these reports.

  The 1997 compensation awarded to Brian H. Strom, President and Chief Executive Officer, was comprised almost entirely of his salary and bonus. Mr. Strom's salary and bonus was established taking into consideration the individual and Company compensation criteria and policies described above. In addition, the Compensation Committee also recognized the continued successful financial performance of the Company measured by revenue and net income results, the Company's continued technological advancements, and the contributions of the Chief Executive Officer in helping the Company achieve such performance and advancements.

  Certain portions of the independent consultant reports consist of an analysis of the compensation policies of comparable companies. The most recent comparison group consisted of twelve companies, all of which are engaged in the telecommunications industry in general, and the local exchange carrier business in particular. In addition to the nature of their business, the comparison companies were similar to the Company in one or more of the following categories: revenues, access lines, assets and geographical location. None of the twelve companies whose compensation policies were considered are among the twelve companies now constituting the Dow Jones Telephone Systems Index. All of the companies in the Index are substantially larger than the Company, and in certain instances have not traditionally been engaged in the local exchange carrier business and, as a result, it was determined that comparison of compensation of the Company's officers with the officers of the companies in the Index would not be meaningful.

                                     Compensation Committee,


                                     John R. Roberts III, Chairman
                                     Ralph E. Hoeper

Executive Compensation

  The following table sets forth the executive compensation paid to the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the years ended December 31, 1997, 1996 and 1995:

                             Summary Compensation Table

                                              ANNUAL COMPENSATION
                                        ---------------------------------------
                                                           OTHER
                                                           ANNUAL     ALL OTHER
                                                          COMPENSA-   COMPENSA-
            NAME AND                     SALARY     BONUS   TION(2)    TION(3)
      PRINCIPAL POSITION(1)     YEAR       $          $        $          $
      --------------------      ----    -------    ------  --------   ---------
Robert L. Doyle                 1997    342,684         -   9,685     90,016
  Chairman of the Board         1996    350,768         -   6,425     82,225
  of Directors                  1995    369,961         -   9,685     60,462
Brian H. Strom                  1997    368,417    50,000   1,875      9,550
  President and                 1996    342,234    50,000   1,235      8,475
  Chief Executive Officer       1995    322,229         -   1,235      8,335
Michael D. Campbell             1997    288,855    35,000     750      9,550
  Executive Vice President and  1996    261,461    35,000     745      8,475
  Chief Financial Officer       1995    233,915         -     745      8,335
Jay B. Kinder(4)                1997    165,643         -   1,235      9,550
  Vice President, Customer
  Services -                    1996    145,213         -     995      8,577
  Roseville Telephone Company
Rulon D. Blackburn(4)           1997    160,059         -   1,865      9,012
  Vice President, Network
  Services -                    1996    126,730         -   1,310      7,906
  Roseville Telephone Company
__________

(1) The Company is the successor to Roseville Telephone Company effective October 1, 1996. Unless otherwise described, each of the named individuals serve in their identified capacity for both the Company and its wholly-owned subsidiary Roseville Telephone Company.

(2) Other annual compensation consists of gross-up payments to officers and other employees for tax liability incurred in connection with imputed premiums in respect of life insurance coverage in excess of $50,000.

(3) Reflects employer contributions to the Company's Retirement Supplement Plan and, for Robert L. Doyle in 1997, 1996 and 1995, payments to Mr. Doyle pursuant to the SERP in the amount of $80,466, $73,950, and $52,313, respectively. See "Retirement Supplement Plan" and "Pension Plan and SERP" for further information.

(4) Jay B. Kinder and Rulon D. Blackburn were elected officers of Roseville Telephone Company effective April 7, 1996.

Retirement Supplement Plan

  The Company has a Retirement Supplement Plan in which all employees of the Company are eligible to participate after one year of service. Under the Retirement Supplement Plan, eligible employees of the Company are allowed to contribute to the plan not more than 6% of their annual compensation as an "employee savings contribution." Eligible employees may also contribute to the plan not more than 15% of their annual compensation as an "employee retirement contribution." Generally, in accordance with Section 401(k) of the Internal Revenue Code, an employee who makes an employee retirement contribution reduces by the amount of such contribution the amount of his or her taxable income that is otherwise currently reportable for Federal tax purposes. The Company will make employer contributions to the plan equal to 50% of the employee's aggregate savings and retirement contributions. Subject to plan limitations on total contributions and Company matching contributions, an employee may elect to make either a savings contribution or a retirement contribution, or both. However, the combined amounts of employee savings contributions and employee retirement contributions may not exceed 15% of an employee's annual compensation. Employees may voluntarily withdraw their employee savings contributions upon appropriate notice to the Company, but must reach the age of 59 1/2, or alternatively, demonstrate a financial hardship to withdraw their employee retirement contributions. Employees are always fully vested in employer retirement contributions, and become vested in employer savings contributions at the rate of 20% per year of participation until fully vested or fully vested upon death, disability or the reaching of age 65. Distribution from the plan occurs generally upon termination of employment.

Pension Plan and SERP

  The Company has a qualified defined benefit pension plan in which all employees are eligible to participate substantially concurrently with the commencement of employment ("Pension Plan"), as well as a supplemental non-qualified and unfunded supplemental executive retirement plan ("SERP"). The SERP provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company. Benefits under the plans are a function of a participant's years of service with the Company and the employee's average annual compensation during the period of the five consecutive years in the last ten years of credited service in which annual compensation was the largest. The monthly retirement benefit payable under the plans will be adjusted on the basis of actuarial equivalents for a joint and survivor benefit and for optional forms of benefit, such as the early retirement benefit. Benefits become fully vested at age 65 or on the completion of 5 years of service, whichever first occurs, and are not subject to any deduction for Social Security or other offset amounts.

  While the Company may terminate the plans at any time, such termination will not deprive any participant or beneficiary of any vested accrued benefits under the plan to the extent such benefits are then funded.

  Since the Pension Plan is a defined benefit plan, funding is determined with respect to participants as a group and costs cannot be readily allocated to any individual participant. The ratio of 1997 plan contributions to estimated total covered compensation was 11.8%. Estimated total covered compensation has been determined by increasing the total base annual rate of compensation of plan participants at January 1, 1997 by 6.0%. Robert L. Doyle, Brian H. Strom, and Michael D. Campbell are entitled to benefits under the Pension Plan and the SERP and Jay B. Kinder and Rulon D. Blackburn under the Pension Plan, and at December 31, 1997, were credited with 44, 9, 3, 34 and 35 years of service, respectively, under the plans. The compensation covered by the Pension Plan and the SERP for each participant is substantially similar to the sum of the salary and other annual compensation reported above for each executive officer. The table below illustrates approximate annual benefits payable under the plans for the ranges of pay and periods of service indicated, assuming retirement at age 65 in 1998.

HIGHEST                      ESTIMATED ANNUAL PENSION FOR
CONSECUTIVE                 REPRESENTATIVE YEARS OF SERVICE
FIVE-YEAR AVERAGE ----------------------------------------------------------
COMPENSATION         15        20        25        30        35        40
----------------- --------  --------  --------  --------  --------  --------
     $100,000     $ 26,250  $ 35,000  $ 43,750  $ 52,500  $ 61,250  $ 70,000
      125,000       32,813    43,750    54,688    65,625    76,563    87,500
      150,000       39,375    52,500    65,625    78,750    91,875   105,000
      175,000       45,938    61,250    76,563    91,875   107,188   122,500
      200,000       52,500    70,000    87,500   105,000   122,500   140,000
      225,000       59,063    78,750    98,438   118,125   137,813   157,500
      250,000       65,625    87,500   109,375   131,250   153,125   175,000
      300,000       78,750   105,000   131,250   157,500   183,750   210,000
      400,000      105,000   140,000   175,000   210,000   245,000   280,000

                 SECURITY OWNERSHIP OF NAMED EXECUTIVE OFFICERS

  The following table provides information regarding beneficial ownership of the Company's Common Stock by Brian H. Strom, Chief Executive Officer of the Company, and each of the four other most highly paid executive officers of the Company at December 31, 1997:







                                   SHARES OF
                                    COMPANY        PERCENT
                                  BENEFICIALLY        OF
      NAME                          OWNED(1)        CLASS
      ----                        ------------     -------
Robert L. Doyle                      326,980           2.1%
Brian H. Strom(2)                     15,765            *
Michael D. Campbell                    9,694            *
Jay B. Kinder(3)                       1,363            *
Rulon D. Blackburn(4)                  6,593            *
__________

 *Less than 1.0%.

(1) Each beneficial owner has shared voting and investment power unless otherwise noted.

(2) Included in Brian H. Strom's share ownership figure are 7,688 shares in respect of which he has sole voting and investment power.

(3) Included in Jay B. Kinder's share ownership figure are 1,260 shares in respect of which he has sole voting and investment power.

(4) Included in Rulon D. Blackburn's share ownership figure are 87 shares in respect of which he has sole voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by the Commission's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  To the Company's knowledge, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

Performance Graph

  The following graph shows a five-year comparison of cumulative total shareholder return of the Company's Common Stock (assuming dividend reinvestment) with the Dow Jones Telephone Systems Index (a published index which includes 12 telecommunications companies) and Standard & Poor's ("S&P") 500 Stock Index. The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1992 in each of Roseville Communications Company, the Dow Jones Telephone Systems Index and S&P 500 Stock Index. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG ROSEVILLE COMMUNICATIONS COMPANY,
                        DJ TELEPHONE SYSTEMS AND S&P 500

                              ROSEVILLE
        MEASUREMENT PERIOD  COMMUNICATIONS    DJ TELEPHONE    S&P 500 STOCK
      (FISCAL YEAR COVERED)    COMPANY        SYSTEMS INDEX       INDEX
      --------------------  --------------    -------------   -------------
             1992               100               100              100
             1993               112               119              110
             1994               121               112              112
             1995               133               164              153
             1996               140               170              189
             1997               154               243              252


                              INDEPENDENT AUDITORS

  Ernst & Young LLP, the Company's auditors since 1960, has been selected by the Company as its independent auditors for the current year. A representative of Ernst & Young LLP is expected to be present at the meeting to be available to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so.

                              COST OF SOLICITATION

  The total cost of preparing, assembling and mailing the proxy statement, the form of proxy, any additional material intended to be furnished to shareholders concurrently with the proxy statement, and any additional material relating to the same meeting or subject matter furnished to shareholders subsequent to the furnishing of the proxy statement, will be borne by the Company. The Company will, upon request, reimburse brokers and other nominees for costs incurred by them in mailing the proxy statement, the form of proxy and any additional material intended to be furnished to shareholders concurrently with the proxy statement to beneficial owners. In addition, officers and regular employees may solicit proxies by telephone or in person.

                     OTHER MATTERS AND SHAREHOLDER PROPOSALS

  As of this date, there are no other matters the management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to the management come before the meeting, those who shall act as proxies will vote in accordance with their best judgment.

  Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company not later than January 4, 1999 to be considered for inclusion in the Company's proxy statement.

Roseville, California, April 28, 1998.

                                     By Order Of The Board Of Directors


                                       /s/ Robert L. Doyle
                                       Robert L. Doyle
                                       Chairman of the Board






           ROSEVILLE            THE UNDERSIGNED STOCKHOLDER HEREBY
        COMMUNICATIONS          APPOINTS ROBERT L. DOYLE,  BRIAN H. STROM,
            COMPANY             THOMAS E. DOYLE, RALPH E. HOEPER, JOHN R.
                                ROBERTS III AND JON S. KELLY OR ANY ONE OR
             PROXY              MORE OF THEM, WITH FULL POWER OF
                                SUBSTITUTION, TO ACT AS PROXY FOR AND TO
           SOLICITED            VOTE THE STOCK OF THE UNDERSIGNED AT THE
   ON BEHALF OF THE BOARD OF    ANNUAL MEETING OF SHAREHOLDERS OF
       DIRECTORS FOR THE        ROSEVILLE COMMUNICATIONS COMPANY, TO BE
        ANNUAL MEETING          HELD AT THE COMPANY'S INDUSTRIAL AVENUE
         JUNE 19, 1998          FACILITY, 8150 INDUSTRIAL AVENUE, BUILDING
                                A, ROSEVILLE, CALIFORNIA, ON JUNE 19,
                                1998, OR ANY ADJOURNMENT THEREOF ON THE
                                MATTERS BELOW:
                                (1)   Election of Directors (THE BOARD OF
                                  DIRECTORS RECOMMENDS A VOTE "FOR"):
                                 FOR ALL NOMINEES LISTED BELOW WITHHOLD
                                  AUTHORITY
                                  (except as marked to the contrary below)
                                  [   ]                to vote for all
                                  nominees listed below [   ]
                                INSTRUCTION:  TO WITHHOLD AUTHORITY TO
                                       VOTE FOR ANY INDIVIDUAL NOMINEE
                                       STRIKE A LINE THROUGH THAT
                                       NOMINEE'S NAME
                                ROBERT L. DOYLE, THOMAS E. DOYLE, RALPH E.
                                                  HOEPER,
                                 JON S. KELLY, JOHN R. ROBERTS III, BRIAN
                                                 H. STROM
                                (2)   In their discretion on any other
                                  business which may properly come before
                                  the meeting or any adjournment thereof:
                                all as set forth in the Notice of said
                                meeting and in the Proxy Statement, both dated April 28, 1998, the receipt of which is hereby acknowledged.

                                 The shares represented by this proxy will
                                      be voted in accordance with the
                                         specifications indicated.
                                Where no specification is made such shares
                                   will be voted FORproposal (1) hereof.
                                  PLEASE DATE AND SIGN ON REVERSE SIDE(OVER)

DATED:         DAY OF         , 1998. SIGNED:




SIGNATURE OF STOCKHOLDER(S)

PLEASE DATE PROXY AND SIGN EXACTLY AS NAME
OR NAMES APPEAR AT RIGHT. IF STOCK IS
REGISTERED IN THE NAME OF TWO OR MORE
PERSONS, EACH MUST SIGN. WHEN SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS
SUCH. IF A CORPORATION, PLEASE SIGN IN FULL
CORPORATE NAME BY THE PRESIDENT OR OTHER
AUTHORIZED OFFICER. IF A PARTNERSHIP,
PLEASE SIGN IN PARTNERSHIP NAME BY AN
AUTHORIZED PERSON.


           YOUR VOTE IS IMPORTANT, PLEASE FILL IN AND RETURN PROMPTLY